Exhibit 99.3

Execution Copy

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated as of May 4, 2007 (the “Agreement”), is entered into by and between Ortho-Medical Products, Inc. (the “Company”), a New York corporation and William Tobin (the “Consultant”).

RECITALS

WHEREAS, the Consultant has provided services to the Company for several years; and

WHEREAS, the Company wishes to retain the services of Consultant and Consultant desires to continue to render services to the Company; and

WHEREAS, the Company and Consultant deem it to be in their respective best interests to enter into an agreement providing for the Company’s retainer of Consultant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, agreements, and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.  Consulting.

1.1           Term. The Company agrees to retain the Consultant and the Consultant agrees to accept such consulting position, for a period of two (2) years commencing as of the date of this Agreement or for such longer term as the Company and the Consultant may agree in writing, but subject to the termination provisions of Section 3 hereof (the “Term”).

1.2           Duties. During the Term, Consultant shall perform such duties and functions as are reasonably assigned to him by the Board of Directors of the Company (the “Board”) and/or President of the Company (the “President”) that are consistent with Consultant’s title, position and level of time commitment that he has agreed to devote to the Company.  Consultant shall adhere in all material respects to all of the Company’s policies and procedures applicable to someone holding his position, except to the extent such policies or procedures may conflict with the terms of this Agreement, in which case the provisions hereof shall control, or applicable law.

1.3           Time Devoted to Consulting. Consultant agrees to devote such amount of time per month to his duties as shall be mutually agreed by him and the Company from time to time during the Term hereof.  In determining the amount of time that Consultant shall devote to his duties hereunder, the parties shall take into account, among other things, the time that the Consultant is required to devote to his responsibilities under his Financial Consulting Agreement with Andover Medical Inc. and other professional commitments, endeavors and investments of the Consultant.  At all times that he is working on behalf of the Company hereunder, Consultant agrees to use his good faith efforts to promote the success of the Company’s business and will cooperate with all reasonable requests of the Board in order to advance the best interests of the Company.

1.4           Location of Consulting. Consultant’s principal place of consulting shall be at the Company’s principal office located at 210 Jericho Turnpike, Mineola, New York 11501 or at another office that may be mutually agreed by Consultant and the Company.

2.  Compensation and Related Matters.

2.1          Consulting Fee. As compensation for services rendered hereunder, during the Term the Company shall pay the Consultant a quarterly fee (the “Fee”) equal to five percent (5%) of gross revenue net of contractual allowances from sales of operating room specialty products.  The Fee shall be calculated at the end of each fiscal quarter of the Company and shall be paid to Consultant within 30 days of the end of each fiscal quarter.

2.2           Expense Reimbursement.  Consultant shall be entitled to reimbursement of reasonable and necessary business expenses incurred by him in the course of providing services to the Company, subject to appropriate documentation and in accordance with the budgets and guidelines established by the Company from time to time.  Any travel required to be taken by the Consultant hereunder shall be in economy class.

2.3           Indemnification of Consultant.  Consultant shall be entitled to be indemnified by the Company, to the fullest extent permitted by applicable law and the organizational documents of the Company, against any losses, damages, liabilities, claims, actions, judgments, costs and expenses (including without limitation, attorneys’ fees and expenses) that may be incurred by him in the course of, or in connection with, the performance of his duties hereunder.

2.4           Relationship Between Parties.  The Consultant is retained by the Company only for the purposes and to the extent set forth in this Agreement, and his relation to the Company shall, during the period or periods of his rendering services hereunder, be that of an independent contractor.  Thus, the Consultant shall be at liberty to dispose of such portion of his time, energy, and skill during regular business hours that he is not obligated to devote to the Company pursuant to this Agreement, in such manner as he sees fit, subject to the terms of any restrictive covenant which binds the Consultant.  The Consultant shall not be considered under the provision of this Agreement or otherwise as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any benefits provided or offered to the Company’s regular employees, including but not necessarily limited to, any such plan, arrangement or distribution related to medical, health, dental, disability, life insurance, pension, stock bonus, profit sharing, or similar benefits.

3.  Termination of Consulting.

3.1           Termination. The Consultant’s consulting hereunder may be terminated prior to the end of the Term of this Agreement under the following circumstances:

(a)                                  Death. The Consultant’s consulting hereunder shall terminate upon his death.

(b)                                 Disability. If, as a result of the incapacity of the Consultant due to physical or mental illness, the Consultant shall have been wholly incapable of performing his duties with the Company for a continuous period of not less than six (6) months during any eighteen (18) month period, his consulting may be terminated by the Company for “Disability” after delivering a written Notice of Termination to the Consultant with respect thereto.

(c)           Cause. Termination by the Company of the consulting of the Consultant for “Cause” shall mean termination based upon the Consultant’s (i) willful breach or willful and gross neglect of his duties and responsibilities, (ii) criminal conviction of a felony or a crime of moral turpitude or a plea of nolo contendere to either of the foregoing, occurring on or after the execution of this Agreement, (iii) material breach of this Agreement (iv) acts of fraud, dishonesty, misappropriation or embezzlement, (v) violation of any material Legal Requirement (as defined in Section 7.2 below), (vi) willful breach of his duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s reasonable orders or directives or the Company’s reasonable rules, regulations, policies, procedures or practices; provided, however, that in the case of any act or failure to act described in sub-sections (i), (iii), (v), (vi), or (vii) above, such act or failure to act shall not constitute Cause if, within ten (10) days after Notice of Termination (containing a description of the behavior allegedly constituting the “Cause”) is given to the Consultant by the Company, Consultant has corrected such act or failure to act, to the reasonable satisfaction of the Board.

(d)                                 Good Reason. The Consultant may terminate his consulting during the Term of this Agreement for “Good Reason.”  Good Reason shall mean the Company’s material breach of this Agreement, a material reduction in the Consultant’s duties or authority or a requirement that Consultant relocate to an area outside of a radius of 50 miles of Mineola, New York, which breach shall not be cured by the Company within ten (10) days after Notice of Termination is given by the Consultant.

3.2           Date of Termination. “Date of Termination” shall mean (a) the expiration of the Term, (b) if the Consultant’s consulting is terminated due to his death, the date of his death, (c) if the Consultant’s consulting is terminated due to Consultant’s Disability, ten (10) days after Notice of Termination is given to the Consultant, and (d) if the Consultant’s consulting is otherwise terminated by the Company or by Consultant, the date upon which the for Cause or Good Reason event occurs or such other date set forth in the Notice of Termination. Nothing in this Section shall be deemed to diminish the Company’s right to cause the Consultant to cease performing his duties and responsibilities as a consultant of the Company at any time (“Termination Without Cause”), or to limit either party’s right to give a Notice of Termination at any time during the Term of this Agreement.

3.3           Notice of Termination. Any purported termination of the Consultant’s consulting by the Company or by the Consultant shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 8.4 of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant’s consulting under the provision so indicated.

4.  Compensation Upon Termination.

4.1           Disability. In the event the Consultant’s consulting is terminated by reason of Disability, the Consultant shall be compensated as follows: (a) all earned, but unpaid amounts of his Fee to which the Consultant was entitled as of the Date of Termination through and including the last date of the month following Consultant’s Disability, and (b) all unreimbursed business expenses incurred through the Date of Termination, shall be paid in accordance with the terms of this Agreement to the Consultant.  Thereafter, the Company shall have no further obligations to the Consultant under this Agreement, except pursuant to Section 2.3.

4.2           Death. In the event the Consultant’s consulting is terminated by reason of his death, the Consultant’s beneficiary or estate shall be compensated as follows: (a) all earned, but unpaid amounts of his Fee, to which the Consultant was entitled as of the Date of Termination through and including the last date of the month following Consultant’s death, and (b) all unreimbursed business expenses incurred through the Date of Termination, shall be paid in accordance with the terms of this Agreement to the Consultant’s beneficiary, or, if no beneficiary has been designated by the Consultant in a written notice prior to his death, to the Consultant’s estate.  Thereafter, the Company shall have no further obligations to the Consultant’s beneficiary or estate under this Agreement, except pursuant to Section 2.3.

4.3           Cause; Termination by Consultant Without Good Reason. In the event the Consultant’s consulting is terminated by the Company for Cause or by the Consultant without Good Reason, the Company shall pay the Consultant (a) all earned, but unpaid amounts of his Fee, if any, to which the Consultant was entitled as of the Date of Termination, and (b) all unreimbursed business expenses incurred through the Date of Termination and the Company shall have no further obligations to the Consultant under this Agreement, except pursuant to Section 2.3.

4.4           Without Cause; Termination by Consultant for Good Reason. In the event the Consultant’s consulting is terminated by the Company without Cause or by the Consultant for Good Reason, the Company shall pay the Consultant (a) the full amount of his Fee that Consultant would have received through the remaining balance of the Term of this Agreement had it not been terminated without Cause or for Good Reason and (b) all unreimbursed business expenses incurred through the Date of Termination.  The amounts payable by the Company hereunder shall be paid in the same manner as set forth in Section 2 above and shall not be offset or reduced by any other income, gains, insurance payment or any other amount received by the Consultant from other consulting or any other source after the Date of Termination, it being understood that the Consultant has no duty to mitigate any damages or costs resulting from the termination of his consulting.

5.  Restrictive Covenants.

5.1           Confidential Information. Consultant acknowledges that during his consulting with the Company, he shall be exposed to or given access to Confidential Information (as defined below in Section 7.1). The Consultant agrees, without limitation in time or until such information shall become public other than by the Consultant’s unauthorized disclosure (except as necessary or appropriate in connection with the performance by the Consultant of his duties on behalf of the Company) or as required by any Legal Requirement (as defined below in Section 7.2) or legal process, to maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using in any respect the Confidential Information to the detriment of the Company and any of its subsidiaries, affiliates, successors or assigns, or for any other purpose or no purpose.  Notwithstanding the foregoing, there shall be no prohibition against the Consultant using the general skill and knowledge which he has acquired as a provider of services to the Company.

5.2           Ownership of Intellectual Property. Consultant acknowledges and agrees that all work performed, and all ideas, concepts, materials, products, software, documentation, designs, architectures, specifications, flow charts, test data, programmer’s notes, deliverables, improvements, discoveries, methods, processes, or inventions, trade secrets or other subject matter that (a) relate to the Company’s competitive business activities or actual or demonstrably anticipated development or contemplated expansion thereof in which the Consultant was actively involved, (b) result from any work performed by Consultant, alone or with others, for the Company, (c) are developed on the Company’s time or using the Company’s equipment, supplies, facilities or Confidential Information, or (d) are based upon the Confidential Information of the Company, whether in written, oral, electronic, photographic, optical or any other form (collectively, “Materials”) are the property of the Company and its successors or assigns, and all rights, title and interest therein shall vest in the Company and its successors or assigns, and all Materials shall be deemed to be works made for hire and made in the course of his consulting relationship with the Company.  To the extent that title to any Materials has not or may not, by operation of law, vest in the Company and its successors or assigns, or such Materials may not be considered works made for hire, Consultant hereby irrevocably assigns all rights, title and interest therein to the Company and its successors or assigns.  All Materials belong exclusively to the Company and its successors or assigns, with the Company and its successors or assigns having the right to obtain and to hold in its or their own name, copyrights, patents, trademarks, applications, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.  Consultant hereby grants to the Company and its successors or assigns an irrevocable power of attorney to perform any and all acts and execute any and all documents and instruments on his behalf as the Company and its successors or assigns may deem appropriate in order to perfect or enforce the rights defined in this Section.  Consultant further agrees to give the Company and its successors or assigns, or any person designated by the Company and its successors or assigns, at the Company’s or its successors’ or assigns’ expense, any assistance reasonably required to perfect or enforce the rights defined in this Section. Consultant shall communicate and deliver to the Company and its successors or assigns promptly and fully all Materials conceived or developed by him (alone or jointly with others) during the period of his consulting relationship with the Company and its successors and assigns.

5.3           Covenant Not to Compete.

(a)                                  In the event that this Agreement is terminated by the Company for any reason, then for a period commencing on the date hereof and continuing until the later of three (3) years after the Closing Date or one (1) year after the date of  final payment under the terms of this Agreement,

Consultant shall not in any city, town or county in any state of the United States where the Company or any of its subsidiaries, affiliates, successors or assigns engages in the Business (defined below) as of the date of such termination, directly or indirectly, do any of the following:

(i)            engage in any business which is competitive with the business of the Company as conducted today, which is the distribution of orthopedic durable medical equipment (including orthotics and prosthetics) to patients (the “Business”), for the Consultant’s own account;

(ii)           enter the employ of, or render any services to or for, any entity that is engaged in the Business other than a separate division of such entity that is not engaged in the Business; or
(iii)          become interested in any entity engaged in the Business in any capacity, including as an individual, partner, member, shareholder, officer, director, principal, employee, agent, investor, trustee or consultant.

Notwithstanding the foregoing, Consultant may own, directly or indirectly, solely as a passive investment, securities of any entity if the Consultant is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, beneficially own 5.0% or more of any class of securities of such entity.

(b)                                 Noninterference.  In the event that this Agreement is terminated by the Company for Cause, or by the Consultant without Good Reason, then for a period commencing on the date hereof and continuing until one (1) year after the Date of Termination , the Consultant shall not, directly or indirectly, do any of the following: solicit, induce, or attempt to solicit or induce any person known by Consultant to be a partner, principal, member, employee or consultant of the Company or its subsidiaries, affiliates, successors or assigns, to terminate his or her consulting or other relationship with the Company or any of its subsidiaries, affiliates, successors or assigns.

(c)                                  Nonsolicitation.  In the event that this Agreement is terminated by the Company for Cause, or by the Consultant without Good Reason, then for a period commencing on the date hereof and continuing until one (1) year after the Date of Termination, the Consultant shall not directly or indirectly, solicit, induce, or attempt to solicit or induce any person or entity then known to be a customer, client, vendor, supplier, distributor or consultant of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its relationship with the Company, or any of its subsidiaries, affiliates, successors or assigns for any purpose.

5.4           Return of Documents and Other Property.  At the end of the Term or upon any earlier Date of Termination , the Consultant shall return to the Company all of its property, equipment, documents, records, lists, files and any and all other Company materials (including, without limitation, computerized or electronic information) that is in Consultant’s possession as of the Date of Termination (the “Company Property”).  The Company Property shall be delivered to the Company at its office in Mineola, New York (or at such other location mutually agreed by the Company and the Consultant), at Company’s expense, within five (5) business days after the Date of Termination.  Unless otherwise agreed by the Company in writing, Consultant shall not retain any Company Property.

5.5           Reasonableness of Restrictive Covenants. The Consultant agrees that, due to the uniqueness of his skills and abilities and the uniqueness of the Confidential Information that will be disclosed to him in the course of his consulting with the Company, the covenants set forth herein are reasonable and necessary for the protection of the Company.  Nevertheless, if it shall be determined that such covenants are unenforceable in that they are too broad as to their scope or geographical coverage, then the parties hereby confer upon any appropriate court the power to limit such scope or geographical coverage such that they will be enforceable.

5.6           Irreparable Injury.  Consultant acknowledges that the covenants contained in this Section 5 and the Consultant’s services under this Agreement are of a special and unique character, which gives them a special value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the covenants contained in this Agreement will cause the Company irreparable injury.  Consultant therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to seek a temporary restraining order, preliminary and permanent injunctions and any other appropriate equitable remedy that prevents Consultant from breaching this Agreement, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Consultant from any such violation or threatened violation.

6.  Arbitration.

6.1           Except as otherwise set forth in Section 5.6, any dispute between the parties arising out of this Agreement, including but not limited to any dispute regarding any aspect of this Agreement, its formation, validity, interpretation, effect, performance or breach, or the Consultant’s consulting (“Arbitrable Dispute”) shall be submitted to arbitration in the State of New York, before an experienced consulting arbitrator who is either licensed to practice law in New York, or is a retired judge.  The parties agree to make a good faith effort to select a mutually agreeable arbitrator.  However, if the parties are unable to reach agreement on an arbitrator, one will be selected pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association or any successor rules thereto.  The arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules or any successor rules. The arbitrator in any Arbitrable Dispute shall not have authority to modify or change this Agreement in any respect.  The prevailing party in any such arbitration shall be awarded his or its costs, expenses, and reasonable attorneys’ fees incurred in connection with the arbitration. The Consultant and the Company shall each be responsible for payment of one-half the amount of the arbitrator’s fee(s). The arbitrator’s decision and/or award will be fully enforceable and subject to an entry of judgment by any court of competent jurisdiction.

7.  Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 7:

7.1           “Confidential Information” shall mean (i) any and all Trade Secrets, product specifications, compositions, designs, molds, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), of the Company and any other information, however documented, of the Company that is a Trade Secret; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.  “Confidential Information” does not include (a) any information generally known or available to the public or industry participants other than through Consultant’s disclosure thereof in breach of the terms of this Agreement, (b) information independently developed by the Consultant after the date hereof without reference to the Confidential Information previously disclosed by the Company to the Consultant, (c) information disclosed to the Consultant on a non-confidential basis from a source other than the Company, and (d) information that is required to be disclosed by any person or entity pursuant to any Legal Requirement or legal process.

7.2           “Legal Requirement” shall mean any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

7.3           “Trade Secret” shall mean all technology, know-how, proprietary processes and formulas, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Company as licensee or licensor.

8.  Miscellaneous.

8.1           Successors and Assigns; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, that (a) the duties of the Consultant hereunder are personal to the Consultant and may not be delegated or assigned by him, and (b) the Company may not assign its rights or obligations hereunder without the prior written consent of the Consultant.

8.2           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles thereof or of any other jurisdiction.

8.3           Waivers. The waiver by either party hereto of any right hereunder or any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

8.4           Notices. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, via facsimile or by overnight courier, as follows:

If to the Company, to:

Ortho-Medical Products, Inc.
510 Turnpike Street, Suite 204
North Andover, MA 01845
Attn: Edwin Reilly
Facsimile No.: (978) 557-1004

and

Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103-0084
Attn:  Elliot H. Lutzker, Esq.
Facsimile No.: (212) 262-5152

If to the Consultant, to:

William Tobin
[address]

Facsimile No.: _________

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn:  Lloyd L. Rothenberg, Esq.

Facsimile No.: (212) 656-1076

or to such other address as may be specified in a written notice personally delivered, faxed or mailed by overnight courier or registered or certified mail, postage prepaid, return receipt requested, given by one party to the other party hereunder.

8.5           Severability.  If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.  If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

8.6           Amendment; Cancellation. This Agreement may not be amended or cancelled except by mutual agreement of the parties in writing (without the consent of any other person) and no person, other than the Company, its successors and assigns and the Consultant, and his executors and heirs, shall have any rights under or interests in this Agreement or the subject matter hereof.

8.7           Descriptive Headings. The parties hereto agree that the headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.8           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral and/or written understandings and/or agreements between the parties hereto relating to the subject matter hereof.

8.9           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

/s/ William Tobin
William Tobin

ORTHO-MEDICAL PRODUCTS, INC.

By:	/s/ Edwin Reilly
Name: Edwin Reilly
Title: President